EXHIBIT 32

CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of The Bombay Company, Inc. (the "Company") on Form 10-Q for the quarterly period ended October 29, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of their knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ JAMES D. CARREKER	/S/ ELAINE D. CROWLEY
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James D. Carreker	Elaine D. Crowley
Chairman of the Board and	Senior Vice President, Chief Financial
Chief Executive Officer	Officer and Treasurer

Dated: December 8, 2005                         Dated: December 8, 2005